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                                                                   EXHIBIT 23.01

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated February 5, 1996 relating to the consolidated financial statements of United Dental Care, Inc. and of our report dated February 26, 1996 relating to the combined financial statements of Associated Health Plans, Inc. and Associated Companies, Inc., which appear in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

PRICE WATERHOUSE LLP

Dallas, Texas
September 17, 1996